                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         ACCLAIM ENTERTAINMENT, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                          ACCLAIM ENTERTAINMENT, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of ACCLAIM ENTERTAINMENT, INC. (the "Company"), a Delaware corporation, will be held at The Metropolitan Club, 3 Glen Cove Road, Glen Cove, New York, on Wednesday, February 2, 2000, at 10:00 A.M., for the following purposes:

          1. To elect seven directors to serve for a term of one year and until their respective successors shall be elected and shall qualify;

          2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the year ending August 31, 2000; and

          3. To transact such other business as may properly be brought before the meeting.

     Only stockholders of record at the close of business on December 22, 1999 are entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,



                                          JAMES SCOROPOSKI
                                          Secretary

Glen Cove, New York
December 28, 1999

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL ENSURE THAT YOUR SHARES WILL BE VOTED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                          ACCLAIM ENTERTAINMENT, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 2, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ACCLAIM ENTERTAINMENT, INC. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Metropolitan Club, 3 Glen Cove Road, Glen Cove, New York, on Wednesday, February 2, 2000, at 10:00 A.M., and at any adjournments thereof.

     Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Meeting. The shares represented by proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Stockholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes but broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. There are no proposals at this Meeting that involve broker "non-votes."

     The principal executive offices of the Company are located at One Acclaim Plaza, Glen Cove, New York 11542. The approximate date on which this Proxy Statement and the enclosed form of proxy will be first sent to stockholders is December 29, 1999.

     Stockholders of record of the common stock, par value $0.02 per share (the "Common Stock"), of the Company at the close of business on December 22, 1999 shall be entitled to one vote for each share then held. There were issued and outstanding on said date 55,870,159 shares of Common Stock.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information as of December 22, 1999 (except as otherwise indicated) with respect to the number of shares of Common Stock beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, the number of shares of Common Stock beneficially owned by each director and nominee for director of the Company, each Named Executive Officer (as hereinafter defined) of the Company, and all executive officers and directors of the Company as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.

                                                                                AMOUNT              PERCENT OF COMMON
NAME AND ADDRESS                                                           BENEFICIALLY OWNED(1)    STOCK OUTSTANDING
----------------                                                           ---------------------    -----------------
Gregory E. Fischbach(2) ................................................          7,807,625                13.4%
  One Acclaim Plaza
  Glen Cove, NY 11542

James R. Scoroposki(3) .................................................          7,269,117                12.4
  One Acclaim Plaza
  Glen Cove, NY 11542

J. & W. Seligman & Co. Inc.(4) .........................................          5,529,900                9.95
  100 Park Avenue
  New York, NY 10017

Rodney Cousens(5) ......................................................            757,834                 1.3
  112-120 Brompton Road
  London, England SW3 1JJ

Bernard J. Fischbach(6) ................................................            634,609                 1.1
  1875 Century Park East, Suite 850
  Los Angeles, CA 90067

Robert H. Groman(7) ....................................................            190,833                   *
  196 Peachtree Lane
  Roslyn Heights, NY 11577

Michael Tannen(8) ......................................................            193,456                   *
  90 Riverside Drive, Apt. 5B
  New York, NY 10024

James Scibelli(9) ......................................................             75,000                   *
  One Hollow Lane, Suite 208
  Lake Success, NY 11042

Kenneth L. Coleman(10) .................................................             28,750                   *
  2011 North Shoreline Blvd.
  Mountain View, CA 94043

Paul Eibeler(11) .......................................................            115,764                   *
  One Acclaim Plaza
  Glen Cove, NY 11542

William Sorenson .......................................................            100,000                   *
  One Acclaim Plaza
  Glen Cove, NY 11542

All executive officers and directors
  as a group (10 persons)(12)...........................................         16,823,395                26.7%

                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------
  * Less than 1% of class.

 (1) Includes shares issuable upon the exercise of warrants and options which are exercisable within the next 60 days.

 (2) Includes 2,894,166 shares issuable upon the exercise of warrants and options, 36,276 shares held as co-trustee of trusts for the benefit of Mr. Scoroposki's children and 156,276 shares settled by Mr. G. Fischbach in trust for the benefit of his children.

 (3) Includes 2,894,166 shares issuable upon the exercise of warrants and options, 156,276 shares held as co-trustee of trusts for the benefit of Mr. G. Fischbach's children and 36,276 shares settled by Mr. Scoroposki in trust for the benefit of his children.

 (4) Information in respect of the beneficial ownership of J. & W. Seligman & Co. Inc. ("JWS") has been derived from its Schedule 13G, as amended, dated December 9, 1999, filed on its behalf with the Securities and Exchange Commission (the "Commission"). The Company has been advised that JWS is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934 (the "Exchange Act") for Seligman Communications and Information Fund, Inc. (the "Fund"), an investment company registered under the Investment Company Act of 1940. The Fund and William C. Morris, the majority shareholder of JWS, may be deemed to beneficially own the shares reported by JWS. JWS and Mr. Morris share the power to direct the vote of 5,529,900 shares of Common Stock and the Fund has the power to direct the vote of 3,200,000 of such shares.

 (5) Includes 707,834 shares issuable upon the exercise of options.

 (6) Includes 402,083 shares issuable upon the exercise of options and 156,276 shares held as co-trustee of trusts for the benefit of Mr. G. Fischbach's children.

 (7) Includes 188,333 shares issuable upon the exercise of options.

 (8) Includes 189,456 shares issuable upon the exercise of options.

 (9) Represents shares issuable upon the exercise of options.

(10) Includes 18,750 shares issuable upon the exercise of options.

(11) Includes 99,999 shares issuable upon the exercise of options and 765 shares purchased under the Acclaim Employee Stock Purchase Plan.

(12) Includes 6,504,288 shares issuable upon the exercise of warrants and options.

                             ELECTION OF DIRECTORS

     Seven directors will be elected at the Meeting to serve for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Meeting. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE NOMINEES LISTED BELOW. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director and any other person pursuant to which such person was or is to be selected as a director, except that, pursuant to the employment agreements entered into with each of Messrs. G. Fischbach and Scoroposki, the Company is obligated to use its best efforts to ensure that each of them continues to serve as a director of the Company and, pursuant to Mr. Cousens' employment agreement, Acclaim Entertainment Limited ("AEL"), a wholly-owned subsidiary of the Company, has agreed that, if the Company shall appoint a new outside director to the Board of Directors, AEL shall nominate
Mr. Cousens to the Board of Directors of the Company, subject to approval of the Company's stockholders,

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE SEVEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS NAMED BELOW.

                                                                                                       YEAR BECAME
NAME OF NOMINEE                                                  PRINCIPAL OCCUPATION           AGE    A DIRECTOR
---------------                                                  --------------------           ---    -----------
Gregory E. Fischbach...................................   Co-Chairman of the Board,             57         1987
                                                          President and Chief Executive
                                                          Officer of the Company

James R. Scoroposki....................................   Co-Chairman of the Board, Senior      51         1987
                                                          Executive Vice President,
                                                          Secretary and Treasurer

Kenneth L. Coleman.....................................   Senior Vice President, Silicon        57         1997
                                                          Graphics, Inc.

Bernard J. Fischbach...................................   Attorney                              54         1987

Robert H. Groman.......................................   Attorney                              57         1989

James Scibelli.........................................   President, Roberts & Green, Inc.      49         1993

Michael Tannen.........................................   Chief Executive Officer and           59         1989
                                                          President, Tannen Media Ventures,
                                                          Inc.

     Gregory E. Fischbach, a founder of the Company, has been Chief Executive Officer of the Company since its formation, a member of the Board of Directors since 1987 and Co-Chairman of the Board since March 1989. Mr. Fischbach was also President of the Company from its formation to January 1990 and has been President of the Company since October 1996.

     James R. Scoroposki, a founder of the Company, has been Senior Executive Vice President of the Company since December 1993, a member of the Board of Directors since 1987, Co-Chairman of the Board of Directors since March 1989 and Secretary and Treasurer of the Company since its formation. Mr. Scoroposki was also Chief Financial Officer of the Company from April 1988 to May 1990, Executive Vice President of the Company from its formation to November 1993 and acting Chief Financial and Accounting Officer from November 1997 to August 1999. Since December 1979, he has also been the President and sole shareholder of Jaymar Marketing Inc., a sales representative organization. See "Certain Relationships and Related Transactions."

     Kenneth L. Coleman has been a member of the Board of Directors since July 1997. Mr. Coleman is currently Senior Vice President of Global Sales, Service and Marketing for Silicon Graphics, Inc. in Mountain View, California. For more than the past five years, Mr. Coleman has held several positions at Silicon Graphics, Inc. Since January 1998, Mr. Coleman has been a director of MIPS Technologies, Inc., a public company and a licensor of microprocessor architecture, in Mountain View, California.

     Bernard J. Fischbach has been a member of the Board of Directors since 1987 and has been engaged in the private practice of law with Fischbach, Perlstein & Lieberman LLP (and its predecessor firms) in Los Angeles, California since 1976. See "Certain Relationships and Related Transactions."

     Robert H. Groman has been a member of the Board of Directors since 1989 and has, for more than the preceding five years, been a partner in the general practice law firm of Groman, Ross & Tisman, P.C. (and its predecessor firms) in Long Island, New York. See "Certain Relationships and Related Transactions."

     James Scibelli has been a member of the Board of Directors since 1993 and has, since March 1986, served as president of Roberts & Green, Inc., a New York financial consulting firm offering a variety of financial and investment consulting services.

     Michael Tannen has been a member of the Board of Directors since 1989 and is currently Chief Executive Officer of Tannen Media Ventures, Inc., a media investment company. From June 1988 through October 1996, Mr. Tannen was the President and Chief Executive Officer of InterVision, Inc., a subsidiary of Millicom Incorporated, a company involved in publishing, television production and home video distribution and sales. From June 1992 to October 1996, Mr. Tannen also served as Chief Executive Officer of Kinnevik Media Ventures, Ltd., a media service subsidiary of A.B. Kinnevik, a Swedish conglomerate engaged, among other things, in international satellite television broadcasting, cable television networks and cellular mobile telephone and paging operations.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee (the "Audit Committee"), the members of which are Messrs. Coleman, Groman, Scibelli and Tannen. The Audit Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, recommending to the Board of Directors the engagement or discharge of independent public accountants, reviewing the plan and results of the auditing engagement with the independent auditors of the Company and with the officers of the Company, reviewing with the officers of the Company the scope and nature of the Company's internal accounting controls and preparing on an annual basis a written report to the Board of Directors summarizing the Audit Committee's activities, conclusions and recommendations for the past year and agenda for the coming year. During fiscal 1999, the Audit Committee met on four occasions.

     The Board of Directors also has a Compensation Committee (the "Compensation Committee"), the members of which are Messrs. Coleman and Scibelli. The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, determining compensation packages for the Chief Executive Officer and the Senior Executive Vice President of the Company, establishing salaries, bonuses and other compensation for the Company's executive officers and with administering the Company's 1998 Stock Incentive Plan (the "1998 Plan"), the Company's 1988 Stock Option Plan (the "1988 Plan"), the Company's 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan"), and the Company's 1995 Restricted Stock Plan, and recommending to the Board of Directors changes to such plans. During fiscal 1999, the Compensation Committee met on one occasion and acted by written consent on six occasions.

     The Board of Directors also has an Executive Committee (the "Executive Committee"), the members of which are Messrs. Coleman, Scibelli and Scoroposki. The Executive Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with, among other things, recommending to the Board of Directors the criteria for candidates to the Board of Directors, the size of the Board of Directors, the number of committees of the Board of Directors and their sizes and functions, and the nomination and selection of Board of Directors' candidates and committee members and rotation of committee members. In addition, the Executive Committee is responsible for establishing and implementing an annual evaluation process for the chief executive officer and the Board of Directors and periodically assessing the overall composition of the Board of Directors to ensure an effective membership mix and, when appropriate, recommending to the Board of Directors a chief executive officer succession plan and succession process. The Executive Committee did not meet during fiscal 1999.

     The Company will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

     During fiscal 1999, the Board of Directors met on six occasions and acted by written consent on eight occasions. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors of which such director is a member, except that during fiscal 1999 each of Messrs. G. Fischbach and B. Fischbach attended approximately 65% of the Board of Director meetings, Mr. Groman attended 50% of the meetings of the Board of Directors and meetings of the committees of the Board of which he is a member, and Mr. Coleman attended 60% of the meetings of the Board of Directors and meetings of the committees of the Board of which he is a member.

     Messrs. Gregory E. and Bernard J. Fischbach are brothers. There is no family relationship among any other directors or executive officers of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of filings in respect of fiscal 1999 furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and written representations from its directors and executive officers, the Company believes that, during and with respect to the fiscal year ended August 31, 1999, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table summarizes all plan and non-plan compensation awarded to, earned by or paid to the Company's Chief Executive Officer and its four executive officers, other than the Chief Executive Officer (together, the "Named Executive Officers"), who were serving as executive officers during and at the end of the last completed fiscal year ended August 31, 1999 for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years:

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                          ------------------------
                                              ANNUAL COMPENSATION         RESTRICTED    SECURITIES
                                          ----------------------------      STOCK       UNDERLYING     ALL OTHER
                                                  SALARY      BONUS       AWARD(S)       OPTIONS      COMPENSATION*
NAME AND PRINCIPAL POSITION               YEAR     ($)         ($)           ($)           (#)            ($)
----------------------------------------------   --------   ----------    ----------    ----------    -------------
Gregory E. Fischbach                      1999   $775,000   $1,351,545     $      0      $      0      $    49,063
  Co-Chairman, Chief Executive            1998    775,000      747,500            0       550,000(1)        24,150
  Officer and President.................  1997    775,000            0            0             0           21,600

James R. Scoroposki
  Co-Chairman, Senior Executive           1999   $500,000   $1,143,615     $      0      $      0      $    15,211
  Vice President,Secretary                1998    500,000      632,500            0       550,000(1)         6,000
  and Treasurer.........................  1997    500,000            0            0             0            5,500

Rodney Cousens(2)
  President and Chief Operating
  Officer--International of               1999   $610,200   $  532,785(3)  $      0      $      0      $ 2,611,629(4)
  Acclaim Europe........................  1998    532,785      643,542(3)         0        42,500(5)        88,695(4)

Paul Eibeler(2)
  Vice President and General              1999   $285,000   $  180,000     $      0      $      0      $    12,238
  Manager...............................  1998    263,465      147,500      114,375(6)     50,000            8,600(7)

William G. Sorenson(8)
  Executive Vice President and
  Chief Financial Officer...............  1999   $400,000   $        0     $681,300(9)    200,000      $         0

------------------
 * Except as otherwise indicated, represents dollar value of insurance premiums paid by the Company during the fiscal year with respect to term life insurance for the benefit of the Named Executive Officers.

(1) Of the options to purchase 550,000 shares of Common Stock granted in fiscal 1998, options to purchase (a) 150,000 shares at an exercise price of $4.0625 per share were granted in lieu of options granted in fiscal 1994 (which were cancelled in fiscal 1998) to purchase an equal number of shares at an exercise price of $17.00 per share; (b) 150,000 shares at an exercise price of $4.125 per share were granted in lieu of options granted in fiscal 1994 (which were cancelled in fiscal 1998) to purchase an equal number of shares at an exercise price of $13.25 per share; and (c) 150,000 shares at an exercise price of $4.0625 per share were granted in lieu of options granted in fiscal 1996 (which were cancelled in fiscal 1998) to purchase an equal number of shares at an exercise price of $13.75 per share.

(2) The Named Executive Officer was appointed an executive officer of the Company in August 1998.

(3) Such payment was made by the Company to the Acclaim Entertainment Employee Benefits Trust (the "Trust"), which was established for the benefit of the employees at AEL. The Trust is directed by a trustee who has the sole discretion to deliver all payments made into the Trust to one or more employees of AEL. The Company may request, but does not have the power to direct, the Trust to deliver payments to any particular employee. The Company has delivered a letter to the trustee requesting that payment of the

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

    indicated amount be made to Mr. Cousens. The trustee may choose the method of payment and may not necessarily comply with the Company's request. No individual employee of AEL has any entitlement to amounts held by the Trust until the trustee designates a payment to an individual employee.

(4) Of such amount, $105,712 in fiscal 1999 and $86,740 in fiscal 1998 represent contributions made by the Company on behalf of Mr. Cousens under a pension plan. In addition, $2,487,900 of the fiscal 1999 amount represents the value of 300,000 shares of Common Stock issued to the Trust on March 8, 1999 based on the closing sale price of a share of Common Stock on the date of grant. As of August 31, 1999, such shares had an aggregate value of $2,118,900 (based on the closing sale price of a share of Common Stock on such date). The Company has delivered a letter to the trustee requesting that shares of Common Stock of the indicated number be delivered to Mr. Cousens in three equal annual installments commencing in January 1999, subject to Mr. Cousens' continued employment with AEL. There are no performance requirements imposed by the Company in respect of these shares. The trustee may choose the method of payment (whether in cash or in kind) and may not necessarily comply with the Company's request. No individual employee has any entitlement to the shares of Common Stock held by the Trust until the trustee determines to allocate the shares to an individual employee.

(5) Such options to purchase 42,500 shares at an exercise price of $4.125 per share were granted in fiscal 1998 in lieu of options granted in fiscal 1995 (which were cancelled in fiscal 1998) to purchase an equal number of shares at an exercise price of $9.24 per share.

(6) On May 8, 1998, the Company issued to Mr. Eibeler 15,000 shares of restricted stock. The value reflected is calculated based on the closing sale price of a share of Common Stock on the date of grant. The shares, which were not subject to any performance-based conditions on vesting, vested in full in January 1999. As of August 31, 1999, such shares had an aggregate value of $105,945 (based on the closing sale price of a share of Common Stock on such date).

(7) Of such amount, approximately $8,000 relates to reimbursement of moving expenses incurred by Mr. Eibeler in fiscal 1997.

(8) The Named Executive Officer was appointed an executive officer of the Company in August 1999 when he joined the Company as Executive Vice President and Chief Financial Officer.

(9) On August 18, 1999, the Company issued to Mr. Sorenson 100,000 shares of restricted stock. The value reflected is calculated based on the closing sale price of a share of Common Stock on the date of grant. The shares vest in three equal annual installments commencing on August 18, 2000, subject (with certain exceptions) to Mr. Sorenson's continued employment with Acclaim. As of August 31, 1999, such shares had an aggregate value of $706,300 (based on the closing sale price of a share of Common Stock on such date). If and to the extent the Company pays dividends on its Common Stock, the dividends on the restricted stock granted to Mr. Sorenson will vest in tandem with the underlying stock in annual equal one-third installments commencing on August 18, 2000.

     No other annual compensation, other compensation, stock appreciation rights or long-term incentive plan awards (all as defined in the proxy regulations promulgated by the Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of options to purchase shares of Common Stock pursuant to the 1998 Plan to the Named Executive Officers during fiscal 1999:

                                                INDIVIDUAL GRANTS
                             -------------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                                                                                               ASSUMED ANNUAL
                             NUMBER OF     PERCENT OF                                          RATES OF STOCK
                             SECURITIES      TOTAL                                           PRICE APPRECIATION
                             UNDERLYING    OPTIONS GRANTED    EXERCISE                         FOR OPTION TERM
                              OPTIONS      TO EMPLOYEES IN     PRICE      EXPIRATION    -----------------------------
NAME                         GRANTED(#)    FISCAL YEAR         ($/SH)       DATE           5%($)            10%($)
--------------------------   ----------    ---------------    --------    ----------    ------------     ------------
Gregory E. Fischbach......           0            NA                NA           NA               NA               NA

James R. Scoroposki.......           0            NA                NA           NA               NA               NA

Rodney Cousens............           0            NA                NA           NA               NA               NA

Paul Eibeler..............           0            NA                NA           NA               NA               NA

William G. Sorenson.......     200,000(1)         25%         $ 6.8125      8/17/09     $    938,377     $  2,301,321

All Stockholders(2).......                                                              $246,506,179     $624,695,055

------------------

(1) An option to purchase 200,000 shares of Common Stock was granted to Mr. Sorenson under the Company's 1998 Plan in accordance with his employment agreement with the Company. The option becomes exercisable in one-third installments on each of August 18, 2000, August 18, 2001 and August 18, 2002. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(2) These figures were calculated assuming that the price of the 55,495,877 shares of Common Stock issued and outstanding on August 31, 1999 increased from $7.06 per share (the closing sale price of a share of Common Stock on August 31, 1999) at compound rates of 5% and 10% per year for ten years. The purpose of including this information is to indicate the potential realizable value at the assumed annual rates of stock price appreciation for the ten-year option term for all of the Company's stockholders.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table sets forth information with respect to each exercise of stock options during fiscal 1999 by the Named Executive Officers and the value at August 31, 1999 of unexercised stock options held by the Named Executive Officers.

                                                                        NUMBER OF SECURITIES
                                            SHARES                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                           ACQUIRED       VALUE               OPTIONS               IN-THE-MONEY OPTIONS
                                          ON EXERCISE    REALIZED       AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)
NAME                                          (#)          ($)        EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE*
----                                      -----------    --------    -------------------------    --------------------------
Gregory E. Fischbach...................         0          $  0          1,398,333/366,667          $ 5,220,004/$1,092,834

James R. Scoroposki....................         0          $  0          1,398,333/366,667          $ 5,220,004/$1,092,834

Rodney Cousens.........................         0          $  0            572,333/384,668          $ 1,987,007/$1,311,436

Paul Eibeler...........................         0          $  0            133,333/116,667          $     457,999/$141,667

William G. Sorenson....................         0          $  0                  0/200,000          $            0/$49,400

------------------
* Fair market value of securities underlying the options at fiscal year end minus the exercise price of the options.

DIRECTORS' COMPENSATION

     Directors who are not also employees of the Company receive a $10,000 annual fee, reimbursement of expenses for attending meetings of the Board of Directors and are generally entitled to receive an annual grant of options to purchase 18,750 shares of Common Stock under the 1998 Plan. In addition, options may be granted under the 1998 Plan to non-employee directors who render services to the Company and who are not also members of the Compensation Committee.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company has employment agreements with each of Gregory E. Fischbach and James R. Scoroposki, providing for Mr. G. Fischbach's employment as President and Chief Executive Officer and for Mr. Scoroposki's employment as Senior Executive Vice President, Secretary and Treasurer, for terms expiring in August 2000.

     The agreements with Messrs. G. Fischbach and Scoroposki provide for annual base salaries of $775,000 and $500,000, respectively, for the term of the agreements. In addition, each of the agreements provides for annual bonus payments to Mr. G. Fischbach in an amount equal to 3.25%, and to Mr. Scoroposki in an amount equal to 2.75%, of the Company's net pre-tax profits for each fiscal year. The agreement with Mr. Scoroposki specifically allows him to devote that amount of his business time to the business of a sales representative organization controlled by him as does not interfere with the services to be rendered by him to the Company. The sales representative organization under his control has officers and employees who oversee its operations. Mr. Scoroposki attends board meetings of such organization but has no active involvement in its day-to-day operations. See "Certain Relationships and Related Transactions." Under the agreements, the Company provides each of Messrs. Fischbach and Scoroposki with $2 million term life insurance and disability insurance.

     If the employment agreement of either of Messrs. G. Fischbach or Scoroposki is terminated within one year after the occurrence of a change in control of the Company (other than a termination for cause) or if either of Messrs. G. Fischbach or Scoroposki terminates his employment agreement upon the occurrence of both a change in control of the Company and a change in the circumstances of his employment, he would be entitled to receive severance benefits in an amount equal to the total of (i) three years' base salary and (ii) three times the largest bonus paid to him for the three fiscal years immediately preceding any such termination of his employment.

     Each of the agreements with Messrs. G. Fischbach and Scoroposki provides that, in the event of a change in control of the Company and a change in the circumstances of his employment, all options previously granted to each of them shall vest and become immediately exercisable and the Company has agreed to indemnify each of them against any excise taxes imposed on such executive by section 4999(a) of the Internal Revenue Code of 1986, as amended (the "Code") (including all applicable taxes on such indemnification payment).

     In addition, at the end of their respective terms, if the agreements with each of Messrs. G. Fischbach and Scoroposki are not renewed on substantially similar terms, the employee would be entitled to receive severance benefits in an amount equal to the total cash compensation paid to him during the 12-month period immediately preceding such termination of his employment.

     AEL has an employment agreement with Rodney Cousens providing for Mr. Cousens' employment as President and Chief Operating Officer of the international division of the Company and its subsidiaries which represents the business of the Company outside the United States. Pursuant to Mr. Cousens' agreement, AEL or Mr. Cousens may terminate the agreement by giving the other not less than six months' prior written notice after January 2002, unless terminated earlier by AEL for cause. The agreement with Mr. Cousens provides for an annual base salary of UKpounds366,000 for the term of the agreement, subject to annual increases of not less than 10%.

     If Mr. Cousens' employment is terminated within one year after the occurrence of a change in control of the Company (other than a termination for cause) or if Mr. Cousens terminates his employment agreement upon the occurrence of both a change in control of the Company and a change in the circumstances of his employment, he would be entitled to receive severance benefits in an amount equal to the total of (i) three years' base salary and (ii) three times the largest bonus paid to him for the three fiscal years immediately preceding any such termination of his employment.

     In the event Mr. Cousens' employment is terminated by him after the occurrence of a change in control of the Company and a change in the circumstances of his employment, all options previously granted to Mr. Cousens shall vest and become immediately exercisable.

     The Company has an employment agreement with William G. Sorenson providing for Mr. Sorenson's employment as Executive Vice President and Chief Financial Officer for a term expiring in August 2002.

     The agreement with Mr. Sorenson provides for an annual base salary of $400,000 for the term of the agreement. In addition, the agreement provides for annual bonuses to Mr. Sorenson in an amount targeted at 100% of Mr. Sorenson's then base salary subject to the achievement by the Company and Mr. Sorenson of certain financial goals established by the Board of Directors at its sole and absolute discretion and based on Mr. Sorenson's individual contributions to the Company's overall success and team performance, as determined by the Board of Directors; provided, however, that the annual bonus with respect to fiscal 2000 shall not be less than $350,000. Pursuant to Mr. Sorenson's agreement, he was granted an option to purchase 200,000 shares of Common Stock under the 1998 Plan. The option becomes exercisable in one-third installments on each of August 18, 2000, August 18, 2001 and August 18, 2002. Additionally, the Company issued to Mr. Sorenson 100,000 shares of Common Stock, subject to certain restrictions. Under the agreement, the Company provides Mr. Sorenson with $1 million term life insurance.

     If Mr. Sorenson's employment is terminated (i) by him within one year after the occurrence of a change in control of the Company and a change in the circumstances of his employment, (ii) by him in the event of a material reduction in the stature of his duties or if he is directed to report directly to an officer who is less than the chief executive officer of the Company, (iii) by him in the event of a reduction in his base salary, or (iv) by the Company other than for cause, Mr. Sorenson would be entitled to receive severance benefits in an amount equal to two years' base salary. In addition, if Mr. Sorenson's employment is terminated for one of the reasons set forth above, options previously granted to him would become immediately vested and exercisable in full and shares of Common Stock otherwise subject to restrictions would vest and all restrictions would terminate.

     Each of the employment agreements described above prohibits disclosure of proprietary and confidential information regarding the Company (including AEL in the case of Mr. Cousens) and its business to anyone outside the Company both during and subsequent to employment. In addition, the employees agree, for the duration of their employment with the Company and for one year thereafter, not to engage in any competitive business activity (in the case of Mr. Cousens, for three months thereafter), nor to persuade or attempt to persuade any customer, software developer, licensor, employee or other party with whom the Company has a business relationship to sever its ties with the Company or reduce the extent of its relationship with the Company (in the case of Mr. Cousens, for six months thereafter).

BENEFIT PLANS

     The Company does not have a pension plan. For information with respect to options granted to Named Executive Officers of the Company under the 1988 Plan and the 1998 Plan, see page 9.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee for fiscal 1999 were Messrs. Coleman and Scibelli, who are intended to be "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and "outside directors" within the contemplation of section 162(m)(4)(C)(i) of the Code. There were no interlocks or insider participation (as defined in the proxy regulations promulgated by the Commission) between the Board of Directors or the Compensation Committee thereof and the board of directors or compensation committees of any other company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is charged with determining compensation packages for the Chief Executive Officer and the Senior Executive Vice President and administering the 1998 Purchase Plan, the 1998 Plan, the 1988 Plan and the Company's 1995 Restricted Stock Plan. The Compensation Committee is also responsible for determining, based on recommendations made by the Chief Executive Officer and Senior Executive Vice President, compensation packages for other executive officers of the Company.

     The Compensation Committee recognizes the critical role that the current executive officers have played in the significant growth and success of the Company. Further, the Compensation Committee recognizes that the services of these same executive officers are crucial to the Company's continued success. Therefore, the primary objective of each executive's compensation package is to provide a remuneration opportunity that will motivate and retain the key executives of the Company in order to further ensure the Company's future.

     Based on this belief, the Compensation Committee adopted the following basic principles for compensating the executive, management and employee group:

     o the current key executive team must be kept intact;

     o compensation plans should reward individual and corporate achievement;

     o shift a portion of fixed compensation expenses to variable compensation expenses; and

     o short- and long-term incentives must be effectively balanced to satisfy both the short- and long-term needs of the Company.

     Periodically, the Compensation Committee reviews the financial performance and related executive pay levels of a select group of companies in the media and entertainment industries. It is the goal of the Compensation Committee that salaries for its top executives be in the 50th to 75th percentile range. If warranted by the profitability of the Company, the Compensation Committee believes that executives should have an opportunity to exceed the 75th percentile. To date, the effective mixing of annual bonuses based on pre-tax profits and stock options has contributed significantly to the retention, motivation and success of the Company's executive team.

     The Compensation Committee is also aware that, with the convergence of various segments of the telecommunications, consumer electronics/computer, media and entertainment industries and the growth of interactive technologies, a number of large telecommunications, consumer electronics/computer, media and entertainment companies have entered or are actively considering entering the Company's market. Based on the potential opportunities in the growing multi-media market, these organizations have the incentives and ability to make a substantial investment in the Company's line of business. To penetrate this market quickly, it would be necessary for them to recruit experienced key executives. Considering the limited pool of executives with the necessary experience, the Compensation Committee is concerned that the Company's current executives would be sought after by such competitors.

     In order to assess the risk of potential competing pay packages that may be offered to the Company's executives by large telecommunications, consumer electronics/computer, media and entertainment companies, the Compensation Committee used the results of previously conducted research regarding compensation practices at a select group of these companies.

     Based on the results of such research and the Compensation Committee's own knowledge of compensation packages for comparable positions at other companies, both public and private, the Compensation Committee devised pay packages that consist of three components, each designed to achieve a distinctive objective:

          Base Salary provides regular compensation for services rendered at a sufficient level to retain and motivate its executive officers.

          Annual Bonus provides an incentive and reward for short-term financial success. For the top two executives, annual bonuses are based solely on the Company's net pre-tax profits. This eliminates Compensation Committee discretion in determining annual bonuses. Generally, for all other employees, annual bonuses are determined based on the recommendation of the Co-Chairmen of the Company and are based primarily on the Company's performance, individual performance, the performance of the Company group or division in which the individual works and other relevant factors.

          Stock Options have and continue to be an integral part of the pay package of executives as well as all employees. Options have kept the Company's key management team in place since the Company's inception and have provided a unique compensation opportunity. The Compensation Committee believes that stock options, which are designed to focus attention on stock values, are the most effective way of aligning the long-term interests of executives, managers and employees with those of the Company's stockholders. Options are customarily granted at prices equal to the fair market value at the date of grant, are not exercisable until the first anniversary of the date of grant and do not become fully exercisable until the third anniversary of the date of grant. Options generally remain exercisable during employment until the tenth anniversary of the date of grant, which provides executives an incentive to increase stockholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years. Options are generally granted to the Co-Chairmen of the Company by the Compensation Committee and to the Company's other executive officers and its other employees by the Compensation Committee based on the recommendation of the Co-Chairmen of the Company. During fiscal 1999, except for an option to purchase 200,000 shares of Common Stock granted to William G. Sorenson in connection with his employment by the Company, no options were granted to any Named Executive Officer. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

     The Company is subject to Section 162(m) of the Code, which limits the deductibility of certain compensation payments to its executive officers. The Company does not have a policy requiring the Compensation Committee to qualify all compensation for deductibility under this provision. The Compensation Committee's current view is that any non-deductible amounts will be immaterial to the Company's financial or tax position, and that the Company derives substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Compensation Committee considers the net cost to the Company in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs. The Company believes that any compensation expense incurred in connection with the exercise of stock options under the 1988 Plan and the 1998 Plan will continue to be deductible as performance-based compensation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee and the Board of Directors recognize the unique skills and experience of the Chief Executive Officer. The goal of the Compensation Committee in developing a pay package for the Chief Executive Officer was to provide a significant incentive to motivate and retain his services for a significant term. The current agreement with the Chief Executive Officer, which expires in August 2000, provides:

SALARY

     A base salary of $775,000 per year with no increase in base salary provided during the term of the agreement. Increases in compensation will come solely as a result of increases in the Company's pre-tax profits and increases in stock market prices as described below.

ANNUAL BONUS

     An annual bonus of 3.25% of net pre-tax profits, if any, will be paid to the Chief Executive Officer. The Compensation Committee believes that the bonus structure provides the Chief Executive Officer with sufficient incentive.

STOCK OPTIONS

     Stock option grants are determined annually and options will generally vest equally over a three-year period. In the fiscal year ended August 31, 1999, the Chief Executive Officer did not receive options to purchase shares of Common Stock. Under the 1998 Plan, in no event will the Chief Executive Officer receive options to purchase more than 400,000 shares in any single calendar year.

     Unlike most large media and entertainment companies, no pension plan is provided for the Company's executives. The Compensation Committee believes that these programs at other companies are substantial. It believes, however, that compensation is more effectively used by the application of the components described above.

     In setting the above compensation package a number of factors were considered, including:

     o the total return to stockholders of the Company as compared to competitor companies during the five years prior to the execution of the employment agreement;

     o the unique skills and experience of the Chief Executive Officer;

     o total compensation of key executives at a select group of entertainment and media companies; and

     o the importance of the Chief Executive Officer to the continued growth and success of the Company and the need to provide him with a significant incentive to motivate and retain his services for a five-year period.

                             COMPENSATION COMMITTEE

   Kenneth L. Coleman                                          James Scibelli

                               PERFORMANCE GRAPH

     The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Common Stock against the cumulative return of The Nasdaq Stock Market (U.S. Companies) Index and the Dow Jones Entertainment and Leisure-Recreational Products and Services Index for the five fiscal years ended August 31, 1999.


                          [LINE GRAPH APPEARS HERE]


                                                      Dow Jones
                                                   Entertainment &
                                    Acclaim     Leisure-Recreational
                   Nasdaq-US     Entertainment  Products & Services
                   ---------     -------------  --------------------
Aug-94              100.00         100.00            100.00
Sep-94               99.83         100.00             96.15
Oct-94              101.55         102.21             95.70
Nov-94               98.00          91.91             94.69
Dec-94               98.22          84.56             97.88
Jan-95               98.64          82.72            102.36
Feb-95              103.67          83.82            107.94
Mar-95              106.74         102.21            110.20
Apr-95              110.23          88.24            112.71
May-95              112.93         100.37            117.73
Jun-95              121.92         108.46            118.61
Jul-95              130.77         139.71            122.47
Aug-95              133.24         148.53            120.94
Sep-95              136.30         151.47            120.84
Oct-95              135.32         138.97            120.19
Nov-95              138.35         123.90            127.13
Dec-95              137.42          72.79            124.63
Jan-96              138.42          63.24            135.21
Feb-96              143.68          73.90            136.97
Mar-96              143.86          62.13            134.68
Apr-96              155.50          60.66            135.48
May-96              162.41          70.59            134.46
Jun-96              154.78          56.62            136.67
Jul-96              141.14          44.85            125.27
Aug-96              149.09          47.79            124.70
Sep-96              160.25          45.59            136.69
Oct-96              159.55          29.04            137.13
Nov-96              168.83          30.51            148.16
Dec-96              168.63          19.12            140.34
Jan-97              180.23          29.50            145.98
Feb-97              170.97          31.25            148.96
Mar-97              159.57          27.94            142.60
Apr-97              164.67          19.85            152.20
May-97              182.90          24.26            156.90
Jun-97              188.35          24.26            156.44
Jul-97              208.17          24.26            159.09
Aug-97              207.32          23.53            153.42
Sep-97              220.17          29.78            160.46
Oct-97              208.15          21.51            163.48
Nov-97              209.05          23.90            176.37
Dec-97              205.11          21.32            184.02
Jan-98              211.46          24.26            192.69
Feb-98              231.32          30.52            203.54
Mar-98              239.81          38.97            207.99
Apr-98              243.99          44.85            227.65
May-98              232.36          37.87            217.31
Jun-98              247.51          34.93            222.93
Jul-98              244.51          33.46            227.95
Aug-98              195.79          33.82            188.52
Sep-98              221.24          37.50            191.60
Oct-98              231.37          47.06            204.56
Nov-98              254.64          56.25            225.39
Dec-98              286.39          72.06            241.06
Jan-99              327.30          54.41            248.62
Feb-99              298.85          45.96            255.95
Mar-99              321.49          52.58            256.32
Apr-99              332.13          38.24            258.07
May-99              315.97          38.05            244.99
Jun-99              350.84          37.50            264.43
Jul-99              344.62          40.08            253.64
Aug-99              357.79          41.55            238.66



Value of $100 invested over five years:

Acclaim Entertainment, Inc. Common Stock...............................................................   $ 41.55
The Nasdaq Stock Market (U.S. Companies) Index.........................................................   $357.79
Dow Jones Entertainment and Leisure-Recreational Products and Services Index...........................   $238.66

                             SELECTION OF AUDITORS

     At the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP to serve as auditors of the Company for its fiscal year ending August 31, 2000. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to consider the selection of other auditors for the current fiscal year.

     Representatives of KPMG LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. James R. Scoroposki, an officer, director and principal stockholder of the Company, is the sole stockholder, a director and president of a sales representative organization selling interactive entertainment software. Such sales representative organization acts as a sales representative for the Company, receives commissions from the Company with respect to interactive entertainment software sold by it and will continue to do so during fiscal 2000. For the fiscal year ended August 31, 1999, the commissions paid by the Company to such sales representative organization amounted to approximately $853,000. The agreements between the Company and such sales representative organization are on terms that are at least as favorable to the Company as could have been obtained from unaffiliated third parties. The Company has been advised by Mr. Scoroposki that the sales representative organization derives most of its revenue from parties other than the Company.

     Mr. Scoroposki is also the sole shareholder of a restaurant which provides meeting facilities and related hosting services for the Company's annual party and other meetings, and will continue to do so for fiscal 2000. For the fiscal year ended August 31, 1999, payments made by the Company to this restaurant amounted to approximately $36,000.

     In addition, since November 1999, Mr. Scoroposki has been the Company's nominee to the board of directors of iBuyline Inc. (formerly Software Buyline, Inc.; "SBL"), a company which sells software, hardware and entertainment products on line. Since June 1988, Mr. Scibelli has been a member of the board of directors of SBL. In fiscal 1999, the Company entered into a $3 million secured revolving credit agreement with SBL. The loan bears interest at an annual rate of 10% and is payable in full in July 2000. As of August 31, 1999, the aggregate principal amount outstanding under the agreement was $1,500,000 and, as of the date hereof, the aggregate principal amount outstanding under the agreement is $2,750,000. RG Capital Fund LLC (the "Fund") (Mr. Scibelli being the president of the managing director of the Fund), received $200,000 from the proceeds of the loan from the Company to SBL to repay certain outstanding loans made by the Fund to SBL. As of the date hereof, the Fund has a 41.1% equity interest in SBL. The loan is evidenced by a note (the "Note") convertible by the Company into up to 19.9% of the then outstanding shares of common stock of SBL if (i) SBL gives notice to the Company that it wishes to prepay the outstanding balance under the Note, (ii) the Company wishes to exercise its right to participate in certain sale or merger transactions involving SBL or its shareholders, or (iii) the Company wishes to convert the Note in its discretion. In any event, the Note shall be automatically converted in full prior to its maturity upon the closing of an initial public offering of SBL's common stock. In connection with the loan to SBL, SBL issued to the Company a warrant, exercisable only upon an initial public offering of SBL's common stock, to purchase such number of shares of common stock of SBL which, when added to the aggregate amount of securities then held by the Company (including shares of common stock issued in connection with the conversion of the Note), shall result in the Company owning up to approximately 19.9% of the then outstanding common stock of SBL. Also, in connection with the loan to SBL, SBL and the Company entered into an investors' rights agreement (the "Investors' Rights Agreement") pursuant to which the Company is entitled, among other things, to registration rights in connection with common stock of SBL issued to the Company and a right of first refusal in connection with the issuance of certain new securities (as defined in the Investors' Rights Agreement). Both the warrant to purchase common stock of SBL issued to the Company and the Note are subject to anti-dilution protection in certain circumstances.

     The firm of Fischbach, Perlstein & Lieberman LLP, of which Bernard J. Fischbach, a director of the Company, is a partner, performs legal services for the Company and will continue to do so for fiscal 2000. For the fiscal year ended August 31, 1999, payments made by the Company for said services amounted to approximately $1,300,000.

     The firm of Groman, Ross & Tisman, P.C., of which Robert H. Groman, a director of the Company, is a partner, also performs legal services for the Company and will continue to do so for fiscal 2000. For the fiscal year ended August 31, 1999, payments made by the Company for said services amounted to approximately $36,000.

                             STOCKHOLDER PROPOSALS

     Any eligible stockholder of the Company who wishes to submit a proposal for action at the next annual meeting of stockholders of the Company and desires that such proposal be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting must provide a written copy of the proposal to the Company at its principal executive offices not later than September 1, 2000, and must otherwise comply with the rules of the Commission relating to stockholder proposals.

     The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by an eligible stockholder of the Company for action at the next annual meeting of stockholders of the Company but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office not later than November 15, 2000, and certain other conditions of the applicable rules of the Commission are satisfied. Stockholders proposals should be addressed to the Secretary of the Company at the address set forth below.

                                 MISCELLANEOUS

     The Board of Directors does not intend to present and knows of no others who intend, nor has it received timely notice of any stockholder's intention, to present at the Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. If other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their judgment.

     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Officers and regular employees may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

     Copies of the Annual Report to Stockholders for fiscal 1999 are being mailed to stockholders simultaneously with this Proxy Statement.

                                          By order of the Board of Directors,



                                          JAMES SCOROPOSKI
                                          Secretary

One Acclaim Plaza
Glen Cove, New York
December 28, 1999